EXHIBIT 10.1

STANDBY EQUITY DISTRIBUTION AGREEMENT

THIS AGREEMENT dated as of the 3rd  day of March 2010 (this “Agreement”) between YA GLOBAL MASTER SPV LTD., a Cayman Islands exempt limited partnership (the “Investor”), and LOTUS PHARMACEUTICALS INC., a corporation organized and existing under the laws of the State of Nevada (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to $10,000,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, such investments will be made in reliance upon the provisions of Regulation D (“Regulation D”) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

Article I.Certain Definitions

Section 1.01 “Additional Shares” shall mean the number of shares of Common Stock sold by the Investor during all Excluded Days during a single Pricing Period applicable to an Advance Notice.

Section 1.02 “Advance” shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

Section 1.03 “Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the amount of the Advance that the Company requests from the Investor.

Section 1.04 “Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.01(b) of this Agreement) to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.

Section 1.05 “Affiliate” shall have the meaning set forth in Section 3.08.

Section 1.06 “By-laws” shall have the meaning set forth in Section 4.03.

Section 1.07 “Certificate of Incorporation” shall have the meaning set forth in Section 4.03.

Section 1.08 “Commitment Amount” shall mean the aggregate amount of up to $10,000,000 which the Investor has agreed to provide for the purchase of the Company’s Common Stock pursuant to the terms and conditions of this Agreement.

Section 1.09 “Commitment Fee” shall have the meaning set forth in Section 12.04(a).

Section 1.10 “Commitment Period” shall mean the period commencing on the Effective Date, and ending upon the termination of this Agreement in accordance with Section 10.02 (a).

Section 1.11 “Commission” shall mean an amount equal to 2.75% of the Advance (reduced if necessary, pursuant to Section 2.01(c), Section 2.01(d) or Section 2.01(e), which the Company shall pay to Yorkville Advisors HK Limited.

Section 1.12 “Common Stock” shall have the meaning set forth in the recitals of this Agreement.

Section 1.13 “Company Indemnitees” shall have the meaning set forth in Section 5.02.

Section 1.14 “Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

Section 1.15 “Consolidation Event” shall have the meaning set forth in Section 6.07.

Section 1.16 “Daily Value Traded” of the Common Stock, with respect to any day, means the product obtained by multiplying the daily trading volume of the Common Stock on the Principal Market for such day by the VWAP for such day.

Section 1.17 “Damages” shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements and costs and expenses of expert witnesses and investigation).

Section 1.18 “Due Diligence Documents” shall mean the books and records of the Company and the other information reasonably required for the Investor to make an investment decision regarding the transactions contemplated by this Agreement.

Section 1.19 “Effective Date” shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Shares.

Section 1.20 “Environmental Laws” shall have the meaning set forth in Section 4.11.

Section 1.21 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.22 “Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

Section 1.23 “Inspectors” shall have the meaning set forth in Section 6.16.

Section 1.24 “Investor Indemnitees” shall have the meaning set forth in Section 5.01.

Section 1.25 “Investor’s Commitment Shares” shall have the meaning set forth in Section 12.04(a).

Section 1.26 “Market Price” shall mean the lowest daily VWAP of the Common Stock during the relevant Pricing Period that is greater than or equal to the Minimum Market Price.

Section 1.27 “Material Adverse Effect” shall mean any condition, circumstance, or situation that may result in, or reasonably be expected to result in, (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business, condition or prospects (financial or otherwise) of the Company and its subsidiaries, individually or taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

Section 1.28 “Maximum Advance Amount” shall be $200,000; provided, however, that with respect to all Advances other than the first Advance, if the Relevant Percentage is greater than or equal to 10%, the Maximum Advance Amount shall equal the product obtained by multiplying $200,000 by the sum of 100% plus the Relevant Percentage; provided, further that the Maximum Advance Amount may never exceed $500,000.  For the avoidance of doubt, if the Relevant Percentage is less than 10%, there will be no adjustment to the Maximum Advance Amount.

Section 1.29 “Minimum Acceptable Price” shall mean $0.87 per share, below which the Company does not wish to sell shares of Common Stock pursuant to an Advance.

Section 1.30  “Minimum Market Price” shall mean the product obtained by multiplying the Minimum Acceptable Price by 1.07527.

Section 1.31 “Net Advance Amount” shall mean the amount of an Advance (in each case as reduced, if necessary, pursuant to Section 2.01(c), Section 2.01(d) or Section 2.01(e) less the Commission.

Section 1.32 “Ownership Limitation” shall have the meaning set forth in Section 2.01(a).

Section 1.33 “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.34 “Plan of Distribution” shall have the meaning set forth in Section 6.01(a).

Section 1.35 “Pricing Period” shall mean the 5 consecutive Trading Days after the Advance Notice Date, subject to any adjustment for Excluded Days pursuant to Section 2.01(c).

Section 1.36 “Principal Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.37 “Purchase Price” shall mean the price per share equal to the higher of (i) 93% of the Market Price during the Pricing Period or (ii) the Minimum Acceptable Price.

Section 1.38  “Records” shall have the meaning set forth in Section 6.16.

Section 1.39 “Registrable Securities” shall mean (i) the Shares, (ii) the Investor’s Commitment Shares and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.  As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (a) the Registration Statement for such Registrable Securities has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to such Registration Statement, (b) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act (“Rule 144”) are met, or (c) in the opinion of counsel to the Investor, such Registrable Securities may permanently be sold without registration or without any time, volume or manner limitations pursuant to Rule 144.

Section 1.40 “Registration Period” shall have the meaning set forth in Section 6.01(b).

Section 1.41 “Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.42 “Regulation D” shall have the meaning set forth in the recitals of this Agreement.

Section 1.43 “Relevant Percentage” shall mean for each Advance other than the first Advance, the percent, if any, by which the arithmetic average of the Daily Value Traded for the 5 Trading Days prior to the Advance Notice Date for such Advance is greater than the Advance immediately prior to such Advance; provided, however, that the prior Advance was equal to or greater than $200,000.  For the avoidance of doubt, if the Advance immediately prior to such Advance was less than $200,000, the Relevant Percentage will be deemed to be 0.

Section 1.44 “SEC” shall mean the Securities and Exchange Commission.

Section 1.45 “SEC Documents” shall have the meaning set forth in Section 4.05.

Section 1.46 “Securities Act” shall have the meaning set forth in the recitals of this Agreement.

Section 1.47 “Settlement Document” shall have the meaning set forth in Section 2.02(a).

Section 1.48 “Share Issuance Date” shall mean the second (2) Trading Day after receipt by the Company of the Settlement Document with respect to each Advance.

Section 1.49 “Shares” shall mean the shares of Common Stock to be issued from time to time hereunder pursuant to Advances.

Section 1.50  “Trading Day” shall mean any day during which the Principal Market shall be open for business.

Section 1.51 “VWAP” shall mean, for any date, the daily volume weighted average price of the Common Stock for such date on the Principal Market as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (Eastern Standard Time) to 4:00 p.m. (Eastern Standard Time)).

Article II.Advances

Section 2.01 Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall, upon exercise by the Company of its option, purchase from the Company, Shares on the following terms:

(a)
Advance Notice.  At any time during the Commitment Period, the Company may require the Investor to purchase shares of Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Article VII; provided, however, that (i) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than the Maximum Advance Amount, (ii) the aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount, and (iii) in no event shall the number of Shares issuable to the Investor pursuant to an Advance cause the aggregate number of shares of Common Stock beneficially owned (as calculated pursuant to Section 13D of the Exchange Act) by the Investor and its affiliates to exceed 4.99% of the then outstanding Common Stock or such other amount that would result in the Investor being required to file a Schedule 13D under the Exchange Act (the “Ownership Limitation”).  Notwithstanding any other provision in this Agreement, the Company acknowledges and agrees that upon receipt of an Advance Notice, the Investor may sell the Shares that it is obligated to purchase under such Advance Notice prior to taking possession of such Shares.

(b)
Date of Delivery of Advance Notice.  Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A or such other instructions that the Investor may provide to the Company.  An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by email, facsimile or otherwise by the Investor if such notice is received prior to 5:00 pm New York City time, or (ii) the immediately succeeding Trading Day if it is received by email, facsimile or otherwise after 5:00 pm New York City time on a Trading Day or at any time on a day which is not a Trading Day.  No Advance Notice may be deemed delivered on a day that is not a Trading Day.  The Company acknowledges and agrees that the Investor shall be entitled to treat any email it receives from officers whose email addresses are identified by the Company purporting to be an Advance Notice as a duly executed and authorized Advance Notice from the Company.  The Investor shall promptly confirm the receipt of any Advance Notice delivered via email after such email is opened by replying to the sender of such email.  Any Advance Notice delivered by email shall be deemed received by the Investor only after the Investor has sent such email reply confirming receipt.

(c)
Minimum Acceptable Price. Upon the issuance by the Company of an Advance Notice with a Minimum Acceptable Price (i) the amount of the Advance set forth in such Advance Notice shall, automatically be reduced by twenty percent (20%) for each Trading Day during the Pricing Period that the VWAP is below the Minimum Market Price (each such day, an “Excluded Day”), and (ii) each Excluded Day shall be excluded from the Pricing Period for purposes of determining the Market Price.  The Company shall be obligated to sell, and the Investor shall be obligated to purchase Additional Shares at a price equal to the Minimum Acceptable Price set forth in the applicable Advance Notice.

(d)
Ownership Limitation.  In connection with each Advance Notice delivered by the Company, any portion of an Advance that the Investor reasonably believes would cause the Ownership Limitation to be exceeded shall automatically be disregarded.

(e)
Registration Limitation.  In connection with each Advance Notice, any portion of an Advance that would cause the aggregate number of Shares held by Investor upon issuance of such Shares to exceed the aggregate number of shares of Common Stock available for resale under an effective Registration Statement shall automatically be disregarded and the Advance Notice shall be deemed to be amended accordingly with no further action required from the Company.  At the Company’s request from time to time, the Investor shall report to the Company the total amount of Shares offered and sold pursuant to this Agreement and the portion of the total Commitment Amount remaining.

Section 2.02 Closings.  The closing of each Advance shall take place on each Share Issuance Date in accordance with the following procedures:

(a)
Within 1 Trading Day after the end of the applicable Pricing Period, the Investor shall deliver to the Company a written document (each a “Settlement Document”) setting forth (i) the amount of the Advance (taking into account any adjustments pursuant to Section 2.01(c), Section 2.01(d) or Section 2.01(e), (ii) the Net Advance Amount, (iii) the Minimum Acceptable Price (if any) for the Advance, (iv) the number of Excluded Days (if any) taken into account in determining the Pricing Period, (v) the Purchase Price for the Shares, (vi) the Market Price for the Advance (as supported by a report by Bloomberg, LP indicating the VWAP for each of the Trading Days during the Pricing Period), (vii) the number of Additional Shares, if any, to be purchased and (viii) the amount payable to the Company, in each case, taking into account the terms and conditions of this Agreement.  The Settlement Document shall be substantially in the form attached hereto as Exhibit B and shall be delivered in accordance with the instructions set forth on the top of Exhibit B or such other instructions that the Company may provide to the Investor in writing.

(b)
Upon receipt of the Settlement Document with respect to each Advance, the Company shall, by signing the Settlement Document and returning it to the Investor, confirm that it has obtained all permits and qualifications required for the issuance and transfer of the shares of Common Stock applicable to such Advance, or shall have the availability of exemptions therefrom and that the sale and issuance of such shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

(c)
On each Share Issuance Date the Company will, or will cause its transfer agent to, electronically transfer or deliver a stock certificate without any restrictive legend for such number of shares of Common Stock registered in the name of the Investor as shall equal (x) the amount of the Advance specified in such Advance Notice (as may be reduced according to the terms of this Agreement), divided by the Purchase Price against payment of the aggregate Purchase Price (less the Commission as set forth below), in same day funds to an account designated by the Company and (y) the Additional Shares, if any, against payment of the Minimum Acceptable Price, in each case, by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto (which in all cases shall be freely tradable, registered shares in good deliverable form).  No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares.  Any certificates evidencing shares of Common Stock delivered pursuant hereto shall be free of restrictive legends.

(d)
On each Share Issuance Date, upon receipt of the Shares related to such Advance, the Investor will pay the Commission to Yorkville Advisors HK Limited in same day funds to an account designated by Yorkville Advisors HK Limited.

Section 2.03 Hardship.  If the Company defaults in its obligations to deliver the Shares (which in all cases shall be freely tradable, registered shares in good deliverable form) on the Share Issuance Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor may be entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any Damages arising out of or in connection with such default by the Company and acknowledges that irreparable damage would occur in the event of any such default.  It is accordingly agreed that Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce, without the posting of a bond or other security, the terms and provisions of this Agreement.

Article III.Representations and Warranties of Investor

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof:

Section 3.01 Organization and Authorization.  The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to purchase and hold the Shares.  The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor.  The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor.  This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

Section 3.02 Evaluation of Risks.  The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction.  It recognizes that its investment in the Company involves a high degree of risk.

Section 3.03 No Legal Advice From the Company.  The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.04 Investment Purpose. The securities are being purchased by the Investor for its own account, and for investment purposes.  The Investor agrees not to assign or in any way transfer the Investor’s rights to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws. No other person has or will have a direct or indirect beneficial interest in the securities. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor’s securities unless the securities are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

Section 3.05 Information.  The Investor and its advisors (and its counsel), have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision.  The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk.

Section 3.06 Accredited Investor.  The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

Section 3.07 No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the shares of Common Stock offered hereby.

Section 3.08 Not an Affiliate.  The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 of the Securities Act).

Section 3.09 Trading Activities.  The Investor’s trading activities with respect to the Company’s Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Common Stock is listed or traded.  Neither the Investor nor its affiliates has an open short position in the Common Stock, the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of the Common Stock provided that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor has the right to sell the shares to be purchased by the Investor pursuant to the Advance Notice prior to taking possession of such Shares.

Section 3.10 Receipt of Documents.  The Investor and its counsel has received and read: (i) this Agreement and the Exhibits annexed hereto; (ii) Due Diligence Documents; and (iii) answers to all questions the Investor submitted to the Company in writing regarding an investment in the Company; and the Investor has relied on the such answers and Due Diligence Documents and has not been furnished any other documents, literature, memorandum or prospectus.

Section 3.11 Acknowledgment Regarding Investor’s Purchase of Shares. The Investor acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder.

Article IV.Representations and Warranties of the Company

Except as stated below, on the disclosure schedules attached hereto or in the SEC Documents, the Company hereby represents and warrants to, the Investor that the following are true and correct as of the date hereof and shall be true and correct as of each Share Issuance Date:

Section 4.01 Organization and Qualification.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power to own its properties and to carry on its business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

Section 4.02 Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors, a copy of the resolutions or consent authorizing the transactions contemplated hereby have been provided to the Investor and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement and assuming the execution and delivery thereof and acceptance by the Investor, any related agreements, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

Section 4.03 Capitalization.  The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock $0.001 par value per share of which 50,465,100 shares of Common Stock are issued and outstanding and 10,000,000 shares of Preferred Stock, $.001 per share (“Preferred Stock”) of which 2,478,304 shares of Preferred Stock are issued and outstanding.  All of such outstanding shares have been validly issued and are fully paid and nonassessable.  No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.  Except as disclosed in Schedule 4.03, there are no (i) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) outstanding debt securities (iii) outstanding registration statements other than on Form S-8 and Registration Statements and (iv) agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its securities under the Securities Act (except pursuant to this Agreement).  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the execution or performance of any of the obligations under this Agreement or any related agreement or the consummation of the transactions described herein or therein.  The Company has furnished or made available to the Investor true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s by-laws, as in effect on the date hereof (the “By-laws”), and agreements relating to any obligation of the Company to issue securities convertible into or exercisable for Common Stock.

Section 4.04 No Conflict.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of Preferred Stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or its subsidiaries is bound.  None of the Company or its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries.  The business of the Company and its subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof except as such consent, authorization or order has been obtained prior to the date hereof.  The Company and its subsidiaries are unaware of any fact or circumstance which might give rise to any of the foregoing.

Section 4.05 SEC Documents; Financial Statements.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the two years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  The Company has delivered to the Investors or their representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the consolidated financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company on a consolidated basis as of the dates thereof and the results of its consolidated operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstance under which they are made, not misleading.

Section 4.06 Due Diligence Documents.  The Due Diligence Documents contain all material information about the Company, and do not contain any untrue statement of a material fact or omit any material facts which are necessary for the Investor to make an investment decision regarding the transactions contemplated by this Agreement.

Section 4.07 No Default.  Except as disclosed in the SEC Documents, none of the Company or its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it or its subsidiaries is a party or by which it or its subsidiaries is or its or their property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company or its subsidiaries under its Certificate of Incorporation, By-Laws, or their organizational by-laws, respectively, or any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or its subsidiaries or instrument to which the Company or its subsidiaries is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or its or their properties, in each case which default, lien or charge may have a Material Adverse Effect.

Section 4.08 Absence of Events of Default.  Except for matters described in the SEC Documents or this Agreement, no event of default or similar circumstances, as defined or described in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an event of default or similar circumstances, has occurred and is continuing, which would have a Material Adverse Effect.

Section 4.09 Intellectual Property Rights.  The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company is and its subsidiaries are not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.10 Employee Relations.  Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened.  None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

Section 4.11 Environmental Laws.  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

Section 4.12 Title.  Except as set forth in the SEC Documents, the Company has good and marketable title to the properties and assets purported to be owned by it (including all of the properties and assets reflected in the financial statements), free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.  Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

Section 4.13 Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged.  Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.14 Regulatory Permits.  The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings or threatened proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.15 Internal Accounting Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.16 No Breaches, etc.  Except as set forth in the SEC Documents, none of the Company or any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or may in the future have a Material Adverse Effect.  Except as set forth in the SEC Documents, none of the Company or any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or may have a Material Adverse Effect.

Section 4.17 Absence of Litigation.  Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries. Any litigation, even if not disclosed in the SEC filings, shall only be deemed to be material if an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

Section 4.18 Subsidiaries.  Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.19 Tax Status.  Except as disclosed in the SEC Documents, the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Section 4.20 Certain Transactions.  Except as set forth in the SEC Documents none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.21 Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third party including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.22 Use of Proceeds.  The Company shall use the net proceeds from this offering for working capital and other general corporate purposes.

Section 4.23 Dilution.  The Company is aware and acknowledges that issuance of shares of the Common Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

Section 4.24 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or any related agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement or any related agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder.  The Company is aware and acknowledges that it may not be able to request Advances under this Agreement if the Registration Statement is not declared effective or if any issuances of Common Stock pursuant to any Advances would violate any rules of the Principal Market.  The Company further is aware and acknowledges that any fees paid or shares issued pursuant to Section 12.04 hereunder shall be earned by the Investor on and as of the date hereof and not refundable or returnable to the Company under any circumstances.

Article V.  Indemnification

Section 5.01 Indemnification by the Company.  In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees, advisors and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, damages and liabilities joint or several, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; (c) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; and (d) any cause of action, suit or claim brought or made against such Investor Indemnitee not directly arising solely out of any action or inaction of such Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such loss, claim, damage, liability, expense or action effected without its consent, which consent shall not be unreasonably withheld or delayed.

Section 5.02 Indemnification by the Investor.  In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees, advisors and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) to the same extent as the foregoing indemnity to the Investor, but only with respect to the written information relating to the Investor furnished to the Company by or on behalf to the Investor specifically for inclusion in the document referred to in the foregoing indemnity.

Section 5.03 Notice of Claim.  Promptly after receipt by an Investor Indemnitee or Company Indemnitee, as applicable, under this Article V of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V unless and to the extent the indemnifying party did not otherwise learn of such action and such failure result in the forfeiture by the indemnifying party of substantial rights and defenses and will not, in any event, relieve the indemnifying party from any obligations provided in this Article V.  The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as applicable; provided, however, that an Investor Indemnitee or Company Indemnitee, as applicable, shall have the right to retain its own counsel with the reasonable fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee, as applicable, to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee, as applicable, and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee, as applicable, and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee, as applicable, shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee, as applicable, which relates to such action or claim.  The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee, as applicable, fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, as applicable, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee, as applicable, of a release from all liability in respect to such claim or litigation.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee, as applicable, with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

Section 5.04 Payment.  The indemnification required by this Article V with respect to any fees or expenses payable by the indemnifying party under Section 5.03 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and the indemnification required with respect to any other amounts due under this Article V shall be due upon final adjudication or settlement of any claims to which this Article V applies.

Section 5.05 Remedies.  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Investor Indemnitee or Company Indemnitee, as applicable, against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.  The obligations of the parties to indemnify or make contribution under this Article V shall survive termination.

Article VI.

Covenants of the Company

Section 6.01 Registration Statement.

(a)
Filing of a Registration Statement.  The Company shall prepare and file with the SEC a Registration Statement, or multiple Registration Statements for the resale by the Investor of the Registrable Securities.  The Company in its sole discretion may chose when to file such Registration Statements; provided, however, that the Company shall not have the right or the ability to request any Advances until the effectiveness of a Registration Statement in respect of Shares to be issued pursuant to such Advance.  Each Registration Statement shall contain a “Plan of Distribution” section in substantially the form attached hereto as Exhibit D.

(b)
Maintaining a Registration Statement.  The Company shall cause any Registration Statement that has been declared effective to remain effective at all times until all Registrable Securities contained in such Registration Statement cease to be Registrable Securities (the “Registration Period”).  Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c)
Filing Procedures.  Prior to the filing of any Registration Statement with the SEC, the Company shall, (i) furnish a draft of such Registration Statement to the Investor for its review and comment and (ii) not less than three business days prior to the filing of a Registration Statement and not less than one business day prior to the filing of any related amendments and supplements to all Registration Statements (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K), furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable and prompt review of the Investor.  The Investor shall furnish comments on a Registration Statement to the Company within 24 hours of the receipt thereof.

(d)
Delivery of Final Documents.  The Company shall furnish to the Investor without charge, (i) at least one copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, 10 copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor.

(e)
Amendments and Other Filings.  The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information, and (iv) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(e)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter.

(f)
Blue-Sky.  The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(f), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.02 Listing of Common Stock.  The Company shall at all times maintain the Common Stock’s authorization for quotation on the Principal Market.

Section 6.03 Exchange Act Registration.  The Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend or fail to comply with its reporting and filing obligations under the Exchange Act.

Section 6.04 Transfer Agent Instructions.  Upon effectiveness of the Registration Statement the Company shall deliver instructions to its transfer agent to issue shares of Common Stock to the Investor free of restrictive legends on or before each Share Issuance Date.

Section 6.05 Corporate Existence.  The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

Section 6.06 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance.  The Company will immediately notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related prospectus relating to an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event which makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.  The Company shall not deliver to the Investor any Advance Notice, and the Investor shall not sell any Shares pursuant to a Registration Statement, during the continuation of any of the foregoing events.

Section 6.07 Consolidation; Merger.  If an Advance Notice has been delivered to the Investor and the transaction contemplated in such Advance Notice has not yet been closed in accordance with Section 2.02 hereof, then the Company shall not effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a “Consolidation Event”).

Section 6.08 Issuance of the Company’s Common Stock.  The sale of the shares of Common Stock hereunder shall be made in accordance with the provisions and requirements of Regulation D and any applicable state securities law.

Section 6.09 Review of Public Disclosure.  All SEC filings (including without limitation, all filings required under the Exchange Act, which include Forms 10-Q, 10-K, 8-K, etc.) and other public disclosures made by the Company, including, without limitation, all press releases, investor relations materials, and scripts of analysts meetings and calls, shall be reviewed and approved for release by the Company’s attorneys and if containing financial information, the Company’s independent certified public accountants.

Section 6.10 Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act.

Section 6.11 Opinion of Counsel Concerning Resales.  Provided that the Investor’s resale of Common Stock received pursuant to this Agreement may be freely made by the Investor either pursuant to an effective Registration Statement, in accordance with Rule 144, or otherwise, the Company shall obtain for the Investor, at the Company’s expense, any and all opinions of counsel which may be required by the Company’s transfer agent to issue such shares free of restrictive legends, or to remove legends from such shares.

Section 6.12 Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market.

Section 6.13 Sales.  Without the written consent of the Investor, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Shares offered to the Investor pursuant to this Agreement), securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock, or derivatives of Common Stock during the period beginning on the 5th Trading Day immediately prior to an Advance Notice Date and ending on the 5th Trading Day immediately following the corresponding Share Issuance Date.

Section 6.14 Current Report.  Promptly after the date hereof (and prior to the Company delivering an Advance Notice to the Investor hereunder), the Company shall file with the SEC a report on Form 8-K or such other appropriate form as determined by counsel to the Company, relating to the transactions contemplated by this Agreement and shall provide the Investor with a reasonable opportunity to review such report prior to its filing.

Section 6.15 Compliance With Laws.  The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

Section 6.16 Due Diligence.  From time to time, at the request of the Investor, the Company shall make available for inspection by (i) the Investor and (ii)  one firm of accountants or other agents or advisors retained by the Investor (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree, and the Investor hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Investor) or use any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is requested or ordered by a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Investor has knowledge.  The Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to attempt to prevent disclosure of, or to attempt to obtain a protective order for, the Records deemed confidential. Anything in the foregoing notwithstanding, if the Investor requests additional due diligence under this Section 6.16, the Company’s obligation under Article VIII to disclose material non-public information to the Investor shall be waived.

Section 6.17 Insider Trading.  Notwithstanding any other provision of this Agreement, the Company shall not deliver an Advance Notice during the period beginning 10 Trading Days before the Company’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q is filed with the SEC and ending 2 Trading Days after such Annual Report on Form 10-K or Quarterly Report on Form 10-Q is filed with the SEC or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

Article VII.

Conditions for Advance and Conditions to Closing

Section 7.01 Conditions Precedent to the Right of the Company to Deliver an Advance Notice and the Obligation of the Investor to Purchase Shares.  The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction, on each Advance Notice Date and Share Issuance Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)
Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company which are qualified by materiality shall be true and current in all respects and the representations and warranties which are not so qualified shall be true and correct in all material respects in each case, as of each Condition Satisfaction Date and as of the date hereof.

(b)
Registration of the Common Stock with the SEC.  There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to such Advance Notice and the Company is not aware of any of the events set forth in Section 6.06 hereof.  The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required of a “reporting company” under the Exchange Act and applicable SEC regulations.

(c)
Authority.  The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom.  The sale and issuance of the shares of Common Stock and the resale of such shares by the Investor shall be legally permitted by all laws and regulations to which the Company or the Investor, as applicable.

(d)	No Material Notice. None of the events set forth in Section 6.06 hereof shall have occurred and be continuing.

(e)
Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement or any related agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(f)
No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement or any related agreement, and no proceeding shall have been commenced that may have a Material Adverse Effect.

(g)
No Suspension of Trading in or Delisting of Common Stock.  The Common Stock is trading on a Principal Market and all of the shares issuable pursuant to such Advance Notice will be listed or quoted for trading on such Principal Market and the Company believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future.  The issuance of shares of Common Stock with respect to the applicable Advance Notice will not violate the stockholder approval requirements of the Principal Market.  The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market.

(h)	Maximum Advance Amount. The amount of an Advance requested by the Company shall not exceed the Maximum Advance Amount.

(i)
Authorized.  There shall be a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to such Advance Notice.

(j)	Opinion of Counsel. The Investor shall have received an opinion from counsel to the Company in the form attached hereto as Exhibit C.

(k)
Executed Advance Notice.  The Investor shall have received the Advance Notice executed by an officer of the Company that the representations contained in such Advance Notice is true and correct as of each Condition Satisfaction Date.

(l)
Comfort Letters.  The Company’s independent accounts shall have furnished to the Investor any letters requested pursuant to Section 6.17 containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company.

(m)	Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Shares relating to all prior Advances.

(n)	Consolidation Event. The Company shall not have effected any merger or consolidation with or into, or a transfer of all or substantially all the assets of the Company to another entity.

Article VIII.

Non-Disclosure of Non-Public Information

Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, provided, however, that notwithstanding anything herein to the contrary, during any period from and including the delivery of an Advance Notice through and including the occurrence of the related Share Issuance Date, the Company will immediately notify the Investor or its advisors or representatives of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading.

The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement.  The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

Article IX.

Choice of Law/Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Hudson County, New Jersey and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to the paragraph.

Article X.Assignment; Termination

Section 10.01 Assignment.  Neither this Agreement nor any rights of the parties hereto may be assigned or delegated to any other Person.

Section 10.02 Termination.

(a)
Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the two-year anniversary of the Effective Date and (ii) the date on which the Investor's Advances pursuant to this Agreement in the aggregate are equal to the Commitment Amount.

(b)
The Company may terminate this Agreement effective upon fifteen Trading Days’ prior written notice to the Investor; provided that (i) there are no Advances outstanding, and (ii) the Company has paid all amounts owed to the Investor pursuant to and fulfilled all of its other obligations under this Agreement.  This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.  Notwithstanding any termination of this Agreement by the Company hereunder, so long as the Investor owns any shares of Common Stock issued hereunder, unless all of such shares of Common Stock may be resold by the Investor without registration and without any time, volume or manner limitations pursuant to Rule 144, the Company shall not suspend or withdraw the Registration Statement or otherwise cause the Registration Statement to become ineffective, or voluntarily delist the Common Stock from the Principal Markets.

(c)
The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to a Share Issuance Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of 50 Trading Days, other than due to the acts of the Investor, during the Commitment Period, or (ii) the Company shall at any time fail materially to comply with the requirements of Article VI and such failure is not cured within 30 days after receipt of written notice from the Investor, provided, however, that this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC.

(d)
Nothing in this Section 10.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.  In addition to other provisions which, by their terms provide for survival of the termination of this Agreement, the indemnification provisions contained in Article V shall survive termination hereunder Article V.

Article XI.Notices

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) 3 days after being sent by U.S. certified mail, return receipt requested, or (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications, except for Advance Notices which shall be delivered in accordance with Section 2.01(b) hereof and Settlement Documents which shall be delivered in accordance with Section 2.02(a) hereof, shall be:

If to the Company, to:	Lotus Pharmaceuticals Inc.
16 Cheng Zhuang Road Feng Tai District Beijing 100071 People’s Republic of China
Attention: Zhongyi Liu, Chief Executive Officer
Telephone: 86-10-63899868
Facsimile: 86-10-6389 9867
With a copy by email: bjlfyy@163.com

With a copy to:
McLaughlin & Stern, LLP 260 Madison Avenue New York, New York 10016

Attention: Steven Schuster, Esq.
Telephone: (212) 448-6216
Facsimile: (212) 448-0066

If to the Investor(s):	YA Global Master SPV Ltd.
101 Hudson Street –Suite 3700
Jersey City, NJ 07302
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With a Copy to:	David Gonzalez, Esq.
101 Hudson Street – Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

Each party shall provide 5 days’ prior written notice to the other party of any change in address or facsimile number.

Article XII.Miscellaneous

Section 12.01 Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

Section 12.02 Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 12.03 Reporting Entity for the Common Stock.  The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto.  The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.04  Fees.

(a)	Commitment Fee.

(i)	The Company shall pay to the Investor a commitment fee (the “Commitment Fee”) of $300,000 on the date hereof.

(ii)
The Company may at its discretion pay the Commitment Fee either (i) in cash; (ii) issue shares of Common Stock to the Investor, or (iii) a combination of both (i) and (ii).  In the event any portion of the Commitment Fee is paid with shares of Common Stock, the number of the shares of Common Stock to be issued will be determined by dividing the portion of the Commitment Fee to be paid in by shares of Common Stock by the VWAP of the Common Stock on the last Trading Day prior to the date hereof (any such shares, the “Investor’s Commitment Shares”).  The Investor’s Commitment Shares shall be deemed fully earned as of the date hereof regardless of the amount of Advance, if any, that the Company is able to, or chooses to request hereunder.  The Investor’s Commitment Shares shall be deemed fully earned as of the date hereof.

(b)
Due Diligence and Other Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay (i) a due diligence fee of $15,000 to Yorkville Advisors HK Limited, which has been paid prior to the date hereof and (ii) the Investor’s legal fees of up to $40,000 of which $30,000 has been paid prior to the date hereof and the remaining $10,000 shall be paid upon demand from the Investor.

Section 12.05 Brokerage.  Except for the advisor engaged by the Company as set forth in Schedule 12.05, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party.  The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Distribution Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
Lotus Pharmaceuticals Inc.

By:	/s/ Zhongyi Liu
Name:	Zhongyi Liu
Title:	Chief Executive Officer

INVESTOR:
YA Global Master SPV Ltd.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ David Gonzalez
Name:	David Gonzalez
Title:	Managing Member

EXHIBIT A

ADVANCE NOTICE

Lotus Pharmaceuticals Inc.

The undersigned, _______________________ hereby certifies, with respect to the sale of shares of Common Stock of LOTUS PHARMACEUTICALS INC. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to the Standby Equity Distribution Agreement (the “Agreement”), as follows:

1.           The undersigned is the duly elected ______________ of the Company.

2.           There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post effective amendment to the Registration Statement.

3.           The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in this Agreement on or prior to the Advance Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Share Issuance Date.  All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4.           The undersigned hereby represents, warrants and covenants that it has made all filings (“SEC Filings”) required to be made by it pursuant to applicable securities laws (including, without limitation, all filings required under the Securities Exchange Act of 1934, which include Forms 10-Q, 10-K, 8-K, etc.).  All SEC Filings and other public disclosures made by the Company, including, without limitation, all press releases, analysts meetings and calls, etc. (collectively, the “Public Disclosures”), have been reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants.  None of the Company’s Public Disclosures contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.           The Advance requested is _____________________.

6.           4.99% of the outstanding Common Stock of the Company as of the date hereof is _______.

7.           The Minimum Acceptable Price with respect to this Advance is ______________.

The undersigned has executed this Certificate this ____ day of _________________.

LOTUS PHARMACEUTICALS INC.

By:
Name:
Title:

Please deliver this Advance Notice by email, mail or facsimile with a follow up phone call to:
Yorkville Advisors, LLC
101 Hudson Street, Suite 3700, Jersey City, NJ 07302
Fax: (201) 946-0851
Attention:  Trading Department and Compliance Officer
Confirmation Telephone Number:  (201) 985-8300 ext. 129.
Email address: trading@yorkvilleadvisors.com

EXHIBIT B
FORM OF SETTLEMENT DOCUMENT

VIA FACSIMILE & EMAIL

Lotus Pharmaceuticals Inc.	Copy to: Big Ben Venture Partner AB Email: ben.hedenberg@bigben.se with copy to elsa@bigben.se.
Attn: Zhongyi Liu, Chief Executive Officer
Fax: 86-10-6389 9867
Email: bjlfyy@163.com

Below please find the settlement information with respect to the Advance Notice Date of:
1.	Minimum Acceptable Price	$
2.	Excluded Days (if any)
3.	Market Price	$
4.	Purchase Price (Higher of the Market Price X 93% or the Minimum Acceptable Price) per share	$
5.	(a) Amount of Advance (after taking into account any adjustment pursuant to Section 2.01)	$
	(b) Commission (2.75% of Amount of Advance in 5(a))	$
	(c) Net Advance Amount (Amount of Advance in 5(a) – Commission in 5(b))	$
	(d) Additional Amount due to Company (Additional Shares in 6(b) x Minimum Acceptable Price)	$
6.	(a) Number of Shares due to Investor (Amount of Advance in 5(a) divided by Purchase Price in 4)
(b) Additional Shares to be Purchased

The Company shall issue [___________] Shares due to Investor to its account as follows:
[Instructions To Come]

The Investor shall disburse the amount of the Advance as follows

Net Advance Amount (5(c)) to the Company [Wire Instructions to come]	$

Commission (5(b)) to Yorkville Advisors HK Limited	$

Sincerely,

YA GLOBAL MASTER SPV, LTD.

[Company’s signature page to the Settlement Document]

Approved By Lotus Pharmaceuticals Inc. who hereby confirms that it has obtained all permits and qualifications required for the issuance and transfer of the shares of Common Stock applicable to such Advance, or shall have the availability of exemptions therefrom and that the sale and issuance of such shares of

Common Stock shall be legally permitted by all laws and regulations to which the Company is subject:

__________________________________
Name:

FORM OF OPINION

This opinion is furnished to you pursuant to the Standby Equity Distribution Agreement by and between YA Global Master SPV LTD. (the "Investor" or "you") and Lotus Pharmaceuticals, Inc. a Nevada corporation (the "Company"), dated as of February __, 2010, which provides for the issuance and sale by the Company of shares of common stock, $.001 par value, per share.  The shares of common stock issuable in connection with the Standby Equity Distribution Agreement are referred to as the “Common Shares.”

In connection with the opinions expressed herein, we have made such examination of law as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties of the Company as to factual matters contained in and made by the Company and you to pursuant to the Standby Equity Distribution Agreement and upon certificates and statements of certain government officials and of officers of the Company described below.

In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents that we consider necessary or advisable for the purpose of rendering these opinions. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

As used in this opinion, the expression "to our knowledge" refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Standby Equity Distribution Agreement and the transactions contemplated thereby, and without any independent investigation of any underlying facts or situations.

For purposes of this opinion, we have assumed that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Standby Equity Distribution Agreement delivered by you, and we are assuming that the representations and warranties made by you in the Standby Equity Distribution are true and correct.

The opinions contained herein are limited to the Federal laws of the United States and the laws of the State of New York.  Except as provided herein, we express no opinion as to the laws of any other state or jurisdiction of the United States or of any foreign jurisdiction. We have made no inquiry into the laws and regulations of any other jurisdiction or jurisdictions or as to laws relating to choice of law or conflicts of law principles.

EXHIBIT C

Based upon and subject to the foregoing, we are of the opinion that:

1.           The Company is a corporation validly existing and in good standing under the laws of the State of Nevada, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Company’s public filings, including reports filed or furnished by the Company under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the Commission thereunder (the “Public Filings”) and to enter into and perform its obligations under the Standby Equity Distribution Agreement.

2.           The Company has the requisite corporate power and authority to enter into and perform its obligations under the Standby Equity Distribution Agreement and to issue the Common Shares in accordance with their terms.  The execution and delivery of the Standby Equity Distribution Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required.  The Standby Equity Distribution Agreement has been duly executed and delivered, and the Standby Equity Distribution Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3.           The Common Shares are duly authorized and, upon issuance in accordance with the terms of the Standby Equity Distribution Agreement, will be duly and validly issued, fully paid and nonassessable, free of any liens, encumbrances and preemptive or similar rights contained in the Company’s Certificate of Incorporation or By-laws or, to our knowledge, in any agreement filed by the Company as an exhibit to the Company’s Public Filings.

4.           The execution, delivery and performance of the Standby Equity Distribution Agreement by the Company and the consummation by the Company of the transactions contemplated thereby (other than performance by the Company of its obligations under the indemnification sections of such agreements, as to which no opinion need be rendered) will not (i) result in a violation of the Company’s Certificate of Incorporation or By-Laws; (ii) to our knowledge, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or, indenture filed by the Company as an exhibit to the Company's Public Filings; or (iii) to our knowledge, result in a violation of any federal or Nevada law, rule or regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected.

5.           Based upon your representations, warranties and covenants contained in the Transaction Documents, the Common Shares may be issued to you without registration under the Securities Act of 1933, as amended.

6.           To our knowledge and other than as set forth in the Public Filings, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is subject which is required to be disclosed in any Public Filings.

Our opinion in paragraph 2 above as to the enforceability of the Standby Equity Distribution Agreement is subject to the limitation that certain provisions of the Standby Equity Distribution Agreement (including, without limitation, indemnification provisions may not be enforceable, in whole or in part, under the laws or public policies of the United States, Nevada or New Jersey.

We express no opinion and assume no responsibility as to the effect of, or consequences resulting from, any legislative act or other change in law occurring after the date of this opinion which may alter or modify this opinion.

This opinion is furnished to you for your benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

MCLAUGHLIN & STERN, LLP

EXHIBIT D

PLAN OF DISTRIBUTION

The selling stockholder of the common stock and any of its pledgees, assignees and successors-in-interest (the “Selling Stockholder”) may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker dealer to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

YA Global is, and any other Selling Stockholder, broker-dealer or agent that are involved in selling the shares may be deemed to be, an “underwriter” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because YA Global is, and any other Selling Stockholder may be deemed to be, an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Schedule 4.03

(i)
Outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries;

a.	Outstanding options - None

b.	Outstanding warrants

i.
On February 25, 2008, the Company entered into a Convertible Redeemable Preferred Share and Warrant Purchase Agreement (the “Preferred Share and Warrant Agreement”) by and among the Company, Dr. Liu Zhong Yi and Mrs. Song Zheng Hong and accredited investors. The warrants are exercisable upon the conditions as set forth in the Preferred Share and Warrant Agreement. Warrants to purchase 3,726,999 shares of common stock from the financing in 2008 and warrants to purchase 125,000 shares of common stock from the financing in 2007 are currently outstanding.

ii.	On February 11, 2010, the Company issued warrants to purchase 150,000 shares of common stock at an exercise price of $1.91 per share to Mclaughlin & Stern LLP.

c.	Outstanding Convertible Preferred Stock

i.
The total amount of Series A convertible redeemable preferred stock, $.001 par value, currently issued and outstanding is 2,478,304shares Pursuant to the Preferred Share and Warrant Agreement, the Company sold 5,747,118 shares of the Company’s Series A convertible redeemable preferred stock and par value $0.001 per share, upon the conditions and terms contained in the Preferred Share and Warrant Agreement.  2,478,304 shares of Series A Preferred Stock, convertible into an equal number of shares of common stock, are currently outstanding.

(ii)	outstanding debt securities;

None.

(iii)	outstanding registration statements other than on Form S-8 and Registration Statements;

a.	The Company filed a S-1 Registration Statement with the SEC, which was declared effective on July 25, 2008, and for which the Company will file a post-effective amendment

(iv)	agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its securities under the Securities Act (except pursuant to this Agreement).

See (iii) above.